Exhibit 99

MASCO CONTINUES REVENUE AND PROFIT GROWTH TREND IN THIRD QUARTER 2014

Key Highlights

•                  Sales increased 4 percent to $2.2 billion

•                  Adjusted operating profit margin increased to 10.9 percent

•                  Adjusted EPS grew 15 percent to $.31 per common share

•                  Reversed deferred tax asset valuation allowance of $517 million

TAYLOR, Mich. (October 27, 2014) — Masco Corporation (NYSE: MAS) reported net sales and adjusted operating profit growth in the third quarter of 2014 driven primarily by the Plumbing Products, Other Specialty and Installation and Other Services segments. Adjusted operating profit margin rose to 10.9 percent, reflecting the Company’s continued focus on cost management and strong operational leverage on growth.

2014 Third Quarter Commentary

•                  Net sales from continuing operations increased 4 percent to $2.2 billion. North American sales increased 4 percent and international sales increased 5 percent in U.S. dollars and 3 percent in local currency

•                  Compared to third quarter 2013, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•                  Gross margins improved to 28.6 percent compared to 28.5 percent

•                  Operating margins improved to 10.9 percent compared to 10.3 percent

•                  Income from continuing operations was $.31 per common share compared to $.27 per common share

•                  As a result of the continued profitability of the Company’s U.S. operations, a $466 million ($1.32 per share) net tax benefit was recorded in the third quarter 2014 primarily from the release of the $517 million valuation allowance against its U.S. Federal and certain state deferred tax assets. This reversal was offset by an additional $51 million of tax expense to adjust taxes recorded in the first half of 2014 to the higher third quarter effective tax rate

•                  Income from continuing operations, as reported, was $1.51 per common share

•                  Liquidity at the end of the third quarter was approximately $1.6 billion

2014 Third Quarter Operating Segment Highlights

•                  Plumbing Products’ net sales increased 4 percent, fueled by growth in the wholesale channel

•                  Decorative Architectural Products’ net sales were flat against the third quarter of 2013 which experienced increased sales from last year’s successful new product launches

•                  Cabinets and Related Products’ net sales increased 2 percent, driven by sales growth to dealers, offset by lower sales to home centers

•                  Installation and Other Services’ net sales increased 8 percent with continued growth in all channels

•                  Other Specialty Products’ net sales increased 8 percent, led by a strong performance from our North American window business

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“We delivered improved top- and bottom- line results in the third quarter,” said Masco’s President and CEO, Keith Allman. “The positive trends we saw in the second quarter continued in the third with particular strength in our Plumbing wholesale channel, ongoing growth in all channels of our Installation segment, and solid momentum in our North American and international window businesses. In our Cabinet business, we remain steadfast in our efforts to strengthen our performance and are actively positioning the business for future growth and profitability.”

Outlook

“Our performance this year has been solid and reflects our ability to successfully execute against our 2014 priorities,” continued Mr. Allman. “We are committed to continuously improving our operating performance and, despite a slower than anticipated housing recovery, our long-term outlook remains positive. We are focused on growing market share with our leading brands, accelerating our innovation pipeline, and driving operational leverage. This focus, coupled with our recently-announced strategic initiatives to enhance shareholder value through the active management of our portfolio, effective capital allocation, cost control and execution, will further position us for long-term, profitable growth.”

About Masco

Headquartered in Taylor, Michigan, Masco Corporation is one of the world’s leading manufacturers of branded building products, as well as a leading provider of services that include the installation of insulation and other building products.

The 2014 third quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, October 28, 2014 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 15817898. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 15817898. The telephone replay will be available approximately two hours after the end of the call and continue through November 11, 2014.

Safe Harbor Statement

Statements contained in this press release that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against relying on any of these forward-looking statements. Our future performance may be affected by our reliance on new home construction and home improvement, our reliance on key customers, the cost and availability of raw materials, uncertainty in the international economy, shifts in consumer preferences and

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purchasing practices, our ability to improve our underperforming businesses, our ability to maintain our competitive position in our industries, risks associated with the proposed spin-off of our Services Business, our ability to realize the expected benefits of the spin-off, the timing and terms of our share repurchase program, and our ability to reduce corporate expense and simplify our organizational structure. We discuss many of the risks we face in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Our forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

The Company believes that the non-GAAP performance measures and ratios that are contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

Investor Contact

Irene Tasi

Director — Investor Relations

313.792.5500

irene_tasi@mascohq.com

# # #

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MASCO CORPORATION

Condensed Consolidated Statements of Operations - Unaudited

For the Three Months and Nine Months Ended September 30, 2014 and 2013

(in millions, except per common share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net sales	$2,232	$2,150	$6,457	$6,175
Cost of sales	1,621	1,543	4,638	4,451
Gross profit	611	607	1,819	1,724

Selling, general and administrative expenses	409	395	1,225	1,192
Operating profit	202	212	594	532

Other income (expense), net	(50)	(52)	(159)	(155)
Income from continuing operations before income taxes	152	160	435	377

Income tax benefit (expense)	403	(38)	361	(91)
Income from continuing operations	555	122	796	286

Income (loss) from discontinued operations, net	1	(2)	(2)	(16)
Net income	556	120	794	270

Less: Net income attributable to noncontrolling interest	13	11	38	30
Net income attributable to Masco Corporation	$543	$109	$756	$240

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$1.51	$0.31	$2.11	$0.71
Loss from discontinued operations, net	—	(0.01)	(0.01)	(0.04)
Net income	$1.51	$0.30	$2.10	$0.67

Average diluted common shares outstanding	353	352	353	352

Amounts attributable to Masco Corporation:
Income from continuing operations	$542	$111	$758	$256
Income (loss) from discontinued operations, net	1	(2)	(2)	(16)
Net income attributable to Masco Corporation	$543	$109	$756	$240

Historical information is available on our website.

MASCO CORPORATION

Exhibit A: Reconciliations - Unaudited

For the Three Months and Nine Months Ended September 30, 2014 and 2013

(in millions, except per common share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Gross Profit and Operating Profit Reconciliations

Net sales	$2,232	$2,150	$6,457	$6,175

Gross profit, as reported	$611	$607	$1,819	$1,724

Rationalization charges	28	6	32	23

Gross profit, as adjusted	$639	$613	$1,851	$1,747

Gross margin, as reported	27.4%	28.2%	28.2%	27.9%
Gross margin, as adjusted	28.6%	28.5%	28.7%	28.3%

Operating profit, as reported	$202	$212	$594	$532

Rationalization charges	41	10	55	36

Operating profit, as adjusted	$243	$222	$649	$568

Operating margin, as reported	9.1%	9.9%	9.2%	8.6%
Operating margin, as adjusted	10.9%	10.3%	10.1%	9.2%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$152	$160	$435	$377

Rationalization charges	41	10	55	36
Gains from financial investments, net	—	—	(4)	(8)
Loss (earnings) from equity investments, net	—	(6)	2	(13)
Income from continuing operations before income taxes, as adjusted	193	164	488	392

Tax at 36% rate	(69)	(59)	(176)	(141)

Less: Net income attributable to noncontrolling interest	13	11	38	30

Net income, as adjusted	$111	$94	$274	$221

Income per common share, as adjusted	$0.31	$0.27	$0.78	$0.63

Average diluted common shares outstanding	353	352	353	352

MASCO CORPORATION Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
(dollars in millions)

	September 30,	December 31,
	2014	2013
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,282	$1,223
Short-term bank deposits	275	321
Receivables	1,229	1,004
Inventories	862	765
Prepaid expenses and other	353	155
Total Current Assets	4,001	3,468

Property and equipment, net	1,153	1,252
Goodwill	1,891	1,903
Other intangible assets, net	147	149
Other assets	181	185
Total Assets	$7,373	$6,957

Liabilities
Current Liabilities:
Accounts payable	$1,020	$902
Notes payable	505	6
Accrued liabilities	890	874
Total Current Liabilities	2,415	1,782

Long-term debt	2,919	3,421
Deferred income taxes and other	681	967
Total Liabilities	6,015	6,170
Equity	1,358	787
Total Liabilities and Equity	$7,373	$6,957

	As of
	September 30,	September 30,
	2014	2013
Other Financial Data
Working Capital Days
Receivable days	47	49
Inventory days	52	49
Payable days	71	70
Working capital	$1,071	$1,002
Working capital as a % of sales (LTM)	12.7%	12.1%

MASCO CORPORATION Condensed Consolidated Statement of Cash Flows and Other Data - Unaudited	(dollars in millions)

	Nine Months Ended
	September 30,
	2014	2013
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$543	$489
Working capital changes	(237)	(139)
Net cash from operating activities	306	350

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(39)	(35)
Issuance of Company common stock	1	—
Cash dividends paid	(86)	(81)
Dividend paid to noncontrolling interest	(34)	(34)
Debt, net	(2)	(202)
Credit Agreement costs	—	(4)
Net cash for financing activities	(160)	(356)

Cash Flows From (For) Investing Activities:
Capital expenditures	(82)	(88)
Other, net	22	67
Net cash from investing activities	(60)	(21)

Effects of exchange rate changes on cash and cash investments	(27)	(2)

Cash and Cash Investments:
Decrease for the year	59	(29)
At January 1	1,223	1,040
At June 30	$1,282	$1,011

	As of September 30,
	2014	2013
Liquidity
Cash and cash investments	$1,282	$1,011
Short-term bank deposits	275	277
Total Liquidity	$1,557	$1,288

MASCO CORPORATION

Segment Data - Unaudited

For the Three Months and Nine Months Ended September 30, 2014 and 2013

(dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change

Cabinets and Related Products
Net sales	$266	$262	2%	$756	$763	-1%

Operating (loss) profit, as reported	$(35)	$(2)		$(55)	$(4)
Operating margin, as reported	-13.2%	-0.8%		-7.3%	-0.5%

Rationalization charges	28	1		30	4
Accelerated depreciation related to plant closures	—	2		1	6
Operating (loss) profit, as adjusted	(7)	1		(24)	6
Operating margin, as adjusted	-2.6%	0.4%		-3.2%	0.8%

Depreciation and amortization	7	9		25	28

EBITDA, as adjusted	$—	$10		$1	$34

Plumbing Products
Net sales	$855	$820	4%	$2,504	$2,384	5%

Operating profit, as reported	$141	$118		$399	$306
Operating margin, as reported	16.5%	14.4%		15.9%	12.8%

Rationalization charges	—	5		2	13
Accelerated depreciation related to plant closures	—	1		—	2
Operating profit, as adjusted	141	124		401	321
Operating margin, as adjusted	16.5%	15.1%		16.0%	13.5%

Depreciation and amortization	16	15		46	45

EBITDA, as adjusted	$157	$139		$447	$366

Installation and Other Services
Net sales	$398	$370	8%	$1,117	$1,039	8%

Operating profit, as reported	$20	$18		$33	$22
Operating margin, as reported	5.0%	4.9%		3.0%	2.1%

Rationalization charges	—	1		1	1
Operating profit, as adjusted	20	19		34	23
Operating margin, as adjusted	5.0%	5.1%		3.0%	2.2%

Depreciation and amortization	6	7		19	21

EBITDA, as adjusted	$26	$26		$53	$44

MASCO CORPORATION

Segment Data - Unaudited

For the Three Months and Nine Months Ended September 30, 2014 and 2013

(dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
Decorative Architectural Products
Net sales	$523	$522	0%	$1,560	$1,519	3%

Operating profit, as reported	$91	$93		$280	$286
Operating margin, as reported	17.4%	17.8%		17.9%	18.8%

Rationalization charges	—	—		—	1
Operating profit, as adjusted	91	93		280	287
Operating margin, as adjusted	17.4%	17.8%		17.9%	18.9%

Depreciation and amortization	4	4		12	12

EBITDA, as adjusted	$95	$97		$292	$299

Other Specialty Products
Net sales	$190	$176	8%	$520	$470	11%

Operating profit, as reported	$20	$16		$39	$26
Operating margin, as reported	10.5%	9.1%		7.5%	5.5%

Rationalization charges	—	—		1	2
Accelerated depreciation related to plant closures	—	—		—	4
Operating profit, as adjusted	20	16		40	32
Operating margin, as adjusted	10.5%	9.1%		7.7%	6.8%

Depreciation and amortization	5	5		14	14

EBITDA, as adjusted	$25	$21		$54	$46

Total
Net sales	$2,232	$2,150	4%	$6,457	$6,175	5%

Operating profit, as reported - segment	$237	$243		$696	$636
General corporate expense, net (GCE)	(35)	(31)		(102)	(104)
Operating profit, as reported	202	212		594	532
Operating margin, as reported	9.1%	9.9%		9.2%	8.6%

Rationalization charges - segment	28	7		34	21
Accelerated depreciation - segment	—	3		1	12
Rationalization charges - GCE	13	—		20	3
Operating profit, as adjusted	243	222		649	568
Operating margin, as adjusted	10.9%	10.3%		10.1%	9.2%

Depreciation and amortization - segment	38	40		116	120
Depreciation and amortization - non-operating	2	3		8	9

EBITDA, as adjusted	$283	$265		$773	$697

MASCO CORPORATION

North American and International Data - Unaudited

For the Three Months and Nine Months Ended September 30, 2014 and 2013

(dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change

North American
Net sales	$1,818	$1,756	4%	$5,217	$5,031	4%

Operating profit, as reported	$182	$193		$527	$518
Operating margin, as reported	10.0%	11.0%		10.1%	10.3%

Rationalization charges	28	7		33	14
Accelerated depreciation related to plant closures	—	3		1	8
Operating profit, as adjusted	210	203		561	540
Operating margin, as adjusted	11.6%	11.6%		10.8%	10.7%

Depreciation and amortization	28	30		86	90

EBITDA, as adjusted	$238	$233		$647	$630

International
Net sales	$414	$394	5%	$1,240	$1,144	8%

Operating profit, as reported	$55	$50		$169	$118
Operating margin, as reported	13.3%	12.7%		13.6%	10.3%

Rationalization charges	—	—		1	7
Accelerated depreciation related to plant closures	—	—		—	4
Operating profit, as adjusted	55	50		170	129
Operating margin, as adjusted	13.3%	12.7%		13.7%	11.3%

Depreciation and amortization	10	10		30	30

EBITDA, as adjusted	$65	$60		$200	$159

Total
Net sales	$2,232	$2,150	4%	$6,457	$6,175	5%

Operating profit, as reported - segment	$237	$243		$696	$636
General corporate expense, net (GCE)	(35)	(31)		(102)	(104)
Operating profit, as reported	202	212		594	532
Operating margin, as reported	9.1%	9.9%		9.2%	8.6%

Rationalization charges - segment	28	7		34	21
Accelerated depreciation - segment	—	3		1	12
Rationalization charges - GCE	13	—		20	3
Operating profit, as adjusted	243	222		649	568
Operating margin, as adjusted	10.9%	10.3%		10.1%	9.2%

Depreciation and amortization - segment	38	40		116	120
Depreciation and amortization - non-operating	2	3		8	9

EBITDA, as adjusted	$283	$265		$773	$697